EXHIBIT 10.0

                                NEWS RELEASE

April 14, 2003

                              ARENA RESOURCES, INC.
                 ANNOUNCES INITIAL TRADING DATE, SYMBOL ON AMEX

Tulsa, Oklahoma

Arena Resources, Inc. (OTCBB: ARRI) ("Arena") announced today that it will commence trading on the American Stock Exchange April 15, 2003. Arena will trade under the symbol "ARD".

Mr. Tim Rochford, President, CEO stated, "our listing on the American Stock Exchange represents one more positive step in the growth of Arena. We look forward to a long and rewarding relationship."

Arena Resources, Inc. is an oil and gas exploration, development and production company with current operations in Texas, Oklahoma and Kansas.

For further information contact:
K M Financial, Inc.
Bill Parsons (480) 947-1589

This release contains forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 that involve a wide variety of risks and uncertainties, including, without limitations, statements with respect to the Company's strategy and prospects. Readers and investors are cautioned that the Company's actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.